AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 20, 1999
                                                 REGISTRATION NO. 333-
 ===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------
                          SYLVAN LEARNING SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        MARYLAND                                         52-1492296
(STATE OF INCORPORATION)                    (I.R.S. EMPLOYER IDENTIFICATION NO.)

                              1000 LANCASTER STREET
                            BALTIMORE, MARYLAND 21202
                                 (410) 843-8000
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
        INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                DOUGLAS L. BECKER
               PRESIDENT, CO-CHIEF EXECUTIVE OFFICER AND SECRETARY
                          SYLVAN LEARNING SYSTEMS, INC.
                              1000 LANCASTER STREET
                            BALTIMORE, MARYLAND 21202
                                 (410) 843-8000
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

COPIES OF ALL COMMUNICATIONS, INCLUDING ALL COMMUNICATIONS SENT TO THE AGENT FOR SERVICE, SHOULD BE SENT TO:

                        RICHARD C. TILGHMAN, JR., ESQUIRE
                             PIPER & MARBURY L.L.P.
                             36 SOUTH CHARLES STREET
                            BALTIMORE, MARYLAND 21201
                                 (410) 539-2530

                  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE
PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

                  IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX: [ ]

                  IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX: [X]

                  IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING: [ ]

                  IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING: [ ]

--------------------------------------------------------------------------------

                  IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX: [ ]

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
TITLE OF SHARES TO BE REGISTERED        PROPOSED MAXIMUM AGGREGATE OFFERING PRICE         AMOUNT OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
COMMON STOCK, $.01 PAR VALUE                         $4,216,524.00                                 $1,173
====================================================================================================================

(1) CALCULATED IN ACCORDANCE WITH RULE 457(O) OF THE SECURITIES ACT OF 1933, AS AMENDED.

       THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                                           SUBJECT TO COMPLETION
                                                                    MAY 20, 1999
PROSPECTUS



                                 162,174 SHARES

                          SYLVAN LEARNING SYSTEMS, INC.

                                  COMMON STOCK

                                   -----------

                  The shares of common stock of Sylvan Learning Systems, Inc. covered by this Prospectus are outstanding shares which may be offered and sold by the stockholders named herein. Sylvan will not receive any proceeds from the sale of the shares by the selling stockholders.

                  The common stock is quoted on the Nasdaq National Market under the symbol "SLVN." On May 19, 1999, the last sale price for the common stock as reported on the Nasdaq Stock Market was $26.00 per share.

                  The selling stockholders may sell shares of the common stock offered hereby in transactions on the Nasdaq Stock Market, in privately-negotiated transactions or otherwise, in each case at negotiated prices. The brokers or dealers through or to whom the shares of common stock covered hereby may be sold may be deemed "underwriters" within the meaning of the Securities Act of 1933, in which event all brokerage commissions or discounts and other compensation received by such brokers or dealers may be deemed underwriting compensation.

                  NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                  The date of this Prospectus is     , 1999.

[The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is prohibited.]

                              AVAILABLE INFORMATION

                  Sylvan is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by Sylvan with the Commission, including the reports and other information incorporated by reference into this Prospectus, can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at its regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at rates prescribed by the Commission or from the Commission's Internet web site at http:\\www.sec.gov. The common stock of Sylvan is quoted on the Nasdaq National Market. Reports, proxy statements and other information concerning Sylvan can be inspected at the offices of the Nasdaq Stock Market, 1735 K Street, Washington, D.C. 20006. This Prospectus does not contain all the information set forth in the Registration Statement of which this Prospectus is a part and exhibits relating thereto which Sylvan has filed with the Commission. Copies of the information and exhibits are on file at the offices of the Commission and may be obtained, upon payment of the fees prescribed by the Commission, may be examined without charge at the offices of the Commission or through the Commission's Internet web site.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                  The following documents filed by Sylvan with the Commission (File No. 0-22844) pursuant to the 1934 Act are incorporated herein by reference:

                  (i) Annual Report on Form 10-K for the year ended December 31, 1998;

                  (ii) Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

                  (iii) the description of common stock contained in Item 4 of Sylvan's Registration Statement on Form 8-A, filed with the Commission under the 1934 Act; and

                  (iv) all other documents filed by Sylvan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of filing of the Registration Statement of which this Prospectus is a part and prior to the termination of the offering made hereby.

                  Sylvan will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the request of any such person, a copy of any or all of the documents which have been incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be directed to Sylvan Learning Systems, Inc., 1000 Lancaster Street, Baltimore, Maryland 21202, Attention: Chief Financial Officer, telephone: (410) 843-8000.

                  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                   THE COMPANY

                  Sylvan is the leading provider of educational services to families, schools and industry. Sylvan provides lifelong educational services through three divisions: Sylvan Learning Centers, Sylvan Prometric and Sylvan Contract Educational Services. Sylvan Learning Centers provides personalized instructional services to kindergarten through 12th grade students of various skill levels. Sylvan Prometric provides computer-based testing for academic admissions and professional and licensing certification programs. This division includes Wall Street Institute and Aspect. Wall Street is a European-based franchisor and operator of learning centers for English language instruction that also administers certain computer-based testing programs throughout Europe and Latin America. Aspect is a leading provider of international educational programs, primarily English as a Second Language for students worldwide. Sylvan Contract Educational Services provides educational services and professional development through contracts with school systems and other organizations. This division includes the operations of Canter and Associates, Inc. and Canter Educational Products, Inc., a leading provider of materials and training programs for educators. Sylvan delivers its services through approximately 3,000 educational and testing centers around the globe. In 1998, system-wide revenues were approximately $622.2 million, composed of $246.6 million from Sylvan Learning Centers (including $197.4 million from franchised Learning Centers), $275.1 million from Sylvan Prometric and $100.5 million from Sylvan Contract Educational Services.

                  SYLVAN LEARNING CENTERS. This division provides supplemental instruction in reading, mathematics and reading readiness, featuring an extensive series of standardized diagnostic tests, individualized instruction, a student motivational system and continued involvement from both parents and the child's regular school teacher. As of December 31, 1998, Sylvan or its franchisees operated 727 Learning Centers. These centers are in 49 states, six Canadian provinces, South Korea and Guam. As of that date, Sylvan owned and operated 63 Learning Centers, and more than 420 franchisees operated 663 Sylvan Learning Centers.

                  SYLVAN PROMETRIC. As of December 31, 1998, Sylvan's testing business was operated through more than 2,400 testing centers, approximately 1,200 of which are located in the United States and Canada and the remainder of which are located in more than 120 foreign countries. Sylvan Prometric's principal customers are Educational Testing Services ("ETS") and, in the Information Technology ("IT") industry, Microsoft Corp. and Novell, Inc. Sylvan provides certification testing for its IT customers that have worldwide certification programs for various professionals, such as network administrators and engineers, service technicians and instructors, application specialists and developers, and system administrators, operators and engineers. Sylvan has been designated the exclusive commercial provider of computer-based tests administered by ETS (excluding the SAT/PSAT and Achievement Test). As of December 31, 1998, Sylvan operated 116 permanent and 30 temporary sites in 79 countries to facilitate delivery of international testing for ETS. Sylvan also provides testing services to organizations that license beginning teachers, physicians, registered and practical nurses, pilots and aviation mechanics and for organizations in many other fields, including computer professionals, medical laboratory technicians and military candidates. Through Sylvan's December 1996 acquisition of Wall Street Institute and its May 1998 acquisition of Aspect, Sylvan provides live and computer-based English instruction in the U.S., Canada, Europe, Latin America and Australia.

                  SYLVAN CONTRACT EDUCATIONAL SERVICES. As of December 31, 1998, Sylvan provided educational services under federal and various state funding programs to students in 139 public and 775 non-public schools. Sylvan provides remedial educational services to public and non-public school systems. Sylvan expanded these services through its May 1997 acquisition of I-R, Inc. and Independent Child Study Teams, Inc. Sylvan's January 1998 acquisition of Canter, which specializes in teacher training products and services, enhances Sylvan's teacher development services for public and non-public school contracts and capitalizes on the growing market for teacher training. Sylvan also provides educational and training services to large corporations throughout the United States, including racial and gender workplace diversity training and skills improvement programs such as writing, advanced reading, listening and public speaking, through its wholly-owned subsidiary, The PACE Group and Sylvan's Sylvan-At-Work program.

                  Sylvan's principal executive offices are located at 1000 Lancaster Street, Baltimore, Maryland 21202, and its telephone number is (410) 843-8000.

                                 USE OF PROCEEDS

                  All of the proceeds from the sale of the shares of Sylvan's common stock offered hereby will be received by the selling stockholders. Sylvan will receive none of the proceeds from the sale of the shares of common stock offered hereby.

                              SELLING STOCKHOLDERS

                  The following table sets forth information regarding the beneficial ownership of Sylvan's common stock by the selling stockholders, the maximum number of shares of common stock to be sold by the selling stockholders hereby, and the beneficial ownership of Sylvan's common stock by the selling stockholders after this offering, assuming that all shares of common stock offered hereby are sold.

                                                 Shares Beneficially                         Shares Beneficially
                                               Owned Prior to Offering        Shares To     Owned After Offering
                                               -----------------------       Be Sold In     --------------------
                  Name and Address of           Number       Percent          Offering       Number     Percent
                    Beneficial Owner
---------------------------------------------  --------     ---------       ------------    --------   ---------
Judy Berman(1)                                  41,176            *           41,176          -0-          -0-
     3305 Garrison Farms Road
     Baltimore, Maryland  21208

Lynne Peverley(1)                               41,176            *           41,176          -0-          -0-
     4228 Blue Barrow
     Ellicott City, Maryland  21042

Congress & Co., as Escrow Agent(1)              13,496            *           13,496          -0-          -0-
     Two International Place, 5th Floor
     Boston, Massachusetts  02110

Audrey Nash Abel(2)                             19,445            *           19,445          -0-          -0-
     2404 Coral Ridge Drive
     Melbourne, Florida 32935

Marcia F. Cason(3)                              9,300             *            9,300          -0-          -0-
     1704 Briarcliff Drive
     Orlando, Florida 32806

George A. Perkins(4)                            16,660            *           16,660          -0-          -0-
     1636 Old Fayetteville Road
     Sylacauga, Alabama 35151

Eddie W. McLain(5)                              16,661            *           16,661          -0-          -0-
     123 Hickory Street
     Childersburg, Alabama 35044

Southeast Learning Systems, Inc.(4)             4,260             *            4,260          -0-          -0-
     c/o George A. Perkins
     1636 Old Fayetteville Road
     Sylacauga, Alabama 35151

-------------
* Less than 1%.

1. Pursuant to the Stock Exchange Agreement, dated as of December 31, 1998, by and among Sylvan, on the one hand, and Berman, Peverley & Associates, P.A., ("Berman, Peverley") and Judy Berman and Lynne Peverley (collectively, the "Stockholders"), on the other hand (the "Stock Purchase Agreement"), Sylvan acquired all of the issued and outstanding capital stock of Berman, Peverley in exchange for 162,174 shares of Sylvan's common stock, 13,496 shares (the "Escrow Shares") of which were placed in two escrow accounts. Each escrow account stands as security for claims made by Sylvan against the Stockholders in respect of the representations, warranties and covenants made by the Stockholders in the Agreement. The Escrow Shares may be released to the Stockholders at specified times under the terms of the escrow agreements. There can be no assurance, however, that any of the Escrow Shares will be released to the Stockholders.

2. Pursuant to the Agreement and Plan of Reorganization, dated March _, 1999, by and among Sylvan, on the one hand, and Abel Educators, Inc. ("Abel") and Audrey Nash Abel, on the other hand, Sylvan acquired all of the issued and outstanding capital stock of Abel in exchange for 19,445 shares of Sylvan's common stock.

3. Pursuant to the Agreement and Plan of Reorganization, dated March _, 1999, by and among Sylvan, on the one hand, and Fox Educational Services, Inc. ("Fox") and Marcia F. Cason, on the other hand, Sylvan acquired all of the issued and outstanding capital stock of Fox in exchange for 9,300 shares of Sylvan's common stock.

4. Pursuant to the Agreement and Plan of Reorganization, dated May 12, 1999, by and among Sylvan, on the one hand, and Alabama Education Systems, Inc. ("Alabama") and George A. Perkins and Eddie W. McLain, on the other hand, Sylvan acquired all of the issued and outstanding capital stock of Alabama in exchange for 33,321 shares of Sylvan's common stock.

5. Pursuant to the Agreement and Plan of Reorganization, dated May _, 1999, by and among Sylvan, on the one hand, and The Emerald Coast Corporation ("Emerald") and Southeast Learning Systems, Inc., on the other hand, Sylvan acquired all of the issued and outstanding capital stock of Emerald in exchange for 4,260 shares of Sylvan's common stock.

                              PLAN OF DISTRIBUTION

                  Sylvan's common stock is quoted on the Nasdaq National Market under the symbol "SLVN." The shares covered by this Prospectus (the "Shares") may be sold from time to time by the selling stockholders (or their pledgees, donees, transferees or other successors in interest) directly or through broker-dealers or underwriters who may act solely as agents, or who may acquire the Shares as principals. In connection with any sales of the Shares hereunder, the selling stockholders and any broker-dealers participating such sales may be deemed to be "underwriters" within the meaning of the Securities Act. The distribution of the Shares hereunder by the selling stockholders may be effected in one or more transactions that may take place on the Nasdaq National Market or otherwise, including block trades or ordinary brokers' transactions, or through privately negotiated transactions, through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specially negotiated brokerage fees or commissions may be paid by the selling stockholders in connection with such sales. From time to time, the selling stockholders may engage in short sales, short sales against the box, puts and calls and other transactions in securities of Sylvan or derivatives thereof, and may sell and deliver the Shares in connection therewith or in settlement of securities loans. From time to time, the selling stockholders may pledge their Shares pursuant to the margin provisions of their customer agreements with their respective brokers. Upon a default by the selling stockholders, the broker may offer and sell the pledged shares from time to time. Sylvan will not bear any commissions or discounts paid or allowed by the selling stockholders to underwriters, dealers, brokers or agents.

                  To the extent required, the specific Shares to be sold, purchase price, public offering price, the names of any such agent, dealer or underwriter and any applicable commission or discount with respect to a particular offering may be set forth in an accompanying Prospectus Supplement. Sylvan has agreed to bear the cost of preparing the Registration Statement of which Prospectus is a part and all filing fees and legal and accounting expenses in connection with registration of the Shares offered by the selling stockholders hereby under federal and state securities laws.

                                  LEGAL MATTERS

                  The legality of the Shares offered hereby has been passed upon for Sylvan by Piper & Marbury L.L.P., Baltimore, Maryland.

                                     EXPERTS

                  The consolidated financial statements of Sylvan Learning Systems, Inc. at December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, incorporated by reference in this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon incorporated herein by reference which, as to the year 1996, is based in part on the report of Deloitte & Touche LLP, independent auditors, and as to the years 1997 and 1996, are based in part on the reports of Smith, Lange & Phillips, LLP and Deloitte & Touche, independent auditors. Such consolidated financial statements have been incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

================================================================================




                  No person has been authorized by Sylvan to give any information or to make any representations other than those contained in this Prospectus in connection with the offer contained in this Prospectus, and if given or made, such information or representations may not be relied upon as having been authorized by Sylvan. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall create an implication that there has been no change in the affairs of Sylvan since the date hereof.


                          -----------------------------




TABLE OF CONTENTS

PAGE
----

Available Information.......................................................1
Incorporation of Certain
   Documents by Reference...................................................1
The Company.................................................................2
Use of Proceeds.............................................................3
Selling Stockholders........................................................3
Plan of Distribution........................................................5
Legal Matters...............................................................5
Experts.....................................................................5


                                 162,174 SHARES




                                SYLVAN LEARNING
                                 SYSTEMS, INC.

                                  COMMON STOCK




                                   PROSPECTUS



                                   MAY , 1999








================================================================================

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

                  The following table sets forth the expenses in connection with this Registration Statement. Sylvan will pay all expenses of the offering. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.


         Filing Fee-Securities and Exchange Commission.........   $ 1,173
         Nasdaq National Market Listing Fees...................     3,243
         Fees and Expenses of Counsel..........................     6,000
         Miscellaneous Expenses................................     5,000
                                                                 --------
         TOTAL.................................................   $15,416
                                                                 ========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Sylvan's Charter provides that, to the fullest extent that limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, no director or officer of Sylvan shall have any liability to Sylvan or its stockholders for monetary damages. The Maryland General Corporation Law provides that a corporation's charter may include a provision which restricts or limits the liability of its directors or officers to the corporation or its stockholders for money damages except: (1) to the extent that it is provided that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. Sylvan's Charter and By-laws provide that Sylvan shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent permitted by the Maryland General Corporation Law and that Sylvan shall indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with law.

                  The Charter and By-laws provide that Sylvan will indemnify its directors and officers and may indemnify employees or agents of Sylvan to the fullest extent permitted by law against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with Sylvan. In addition, Sylvan's Charter provides that its directors and officers will not be liable to stockholders for money damages, except in limited instances. However, nothing in the Charter or By-laws of Sylvan protects or indemnifies a director, officer, employee or agent against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. To the extent that a director has been successful in defense of any proceeding, the Maryland General Corporation Law provides that he shall be indemnified against reasonable expenses incurred in connection therewith.

ITEM 16. EXHIBITS.

         Exhibit No.                                                 Description
         -----------                                                 -----------

             3.1       Articles of Amendment and Restatement of the Charter*

             3.2       Amended and Restated By-Laws dated September 27, 1996**

             4.1       Specimen Stock Certificate*

             4.2 Stock Exchange Agreement dated as of December 31, 1998, by and among Sylvan and Berman, Peverley & Associates, P.A., Judy Berman and Lynne Peverley

             4.3 Agreement and Plan of Reorganization, dated March , 1999, by and among Sylvan and Abel Educators, Inc. and Audrey Nash Abel.

             4.4 Agreement and Plan of Reorganization, dated March , 1999, by and among Sylvan and Fox Educational Service, Inc. and Marcia F. Cason.

             4.5 Agreement and Plan of Reorganization, dated May 12, 1999, by and among Sylvan and Alabama Education Systems, Inc. and George A. Perkins and Eddie W. McLain

             4.6 Agreement and Plan of Reorganization, dated May 12, 1999, by and among Sylvan and Emerald Coast Corporation and Southeast Learning Systems

             5.1       Opinion of Piper & Marbury L.L.P.

             23.1      Consent of Ernst & Young LLP

             23.2      Consent of Deloitte & Touche LLP

             23.3      Consent of Deloitte & Touche

             23.4      Consent of Smith, Lange & Phillips, LLP

             23.5      Consent of Piper & Marbury L.L.P. (contained in Exhibit
                       5.1)

             24.1      Powers of Attorney (included on signature page)

         --------------
* Incorporated by reference from the Registrant's Registration Statement on Form S-1 (No. 33-69558)

** Incorporated by reference from Sylvan's Annual Report on Form 10-K for the Year ended December 31, 1996.

ITEM 17.  UNDERTAKINGS.

                  (a) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suite or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                  (c) The undersigned Registrant hereby undertakes that:

                                    (1) For purposes of determining any
liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                                    (2) For the purpose of determining any
liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (d) The undersigned registrant hereby undertakes:

                                    (1) To file, during any period in which
offers or sales are being made, a post-effective amendment to this registration statement;

                                        (i) To include any prospectus required
by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                                        (ii) To reflect in the prospectus any
facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                                        (iii) To include any material
information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                                        Provided, however, that paragraphs
(a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs in contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the registration statement.

                                    (2) That for the purpose of determining any
liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                    (3) To remove from registration by means of
a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Baltimore, Maryland, on this 20th day of May, 1999.

                          SYLVAN LEARNING SYSTEMS, INC.

                              By   /s/   R. Christopher Hoehn-Saric
                                 ----------------------------------------------
                                    R. Christopher Hoehn-Saric, Chairman of the
                                         Board and Co-Chief Executive Officer

                  Know all men by these presents, that each person whose signature appears below constitutes and appoints R. Christopher Hoehn-Saric and Douglas L. Becker (with full power to each of them to act alone) as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, including post-effective amendments filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other document necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

        Signature                                      Title                                    Date
        ---------                                      -----                                    ----
                                     Co-Chief Executive Officer and Chairman of the
 /s/  R. Christopher Hoehn-Saric     Board of Directors (Principal Executive Officer)        May 20, 1999
 -------------------------------
 R. Christopher Hoehn-Saric

 /s/  Douglas L. Becker                       Co-Chief Executive Officer                     May 20, 1999
 -------------------------------          President, Secretary and Director
 Douglas L. Becker

 /s/  B. Lee McGee                        Chief Financial Officer (Principal                 May 20, 1999
 -------------------------------           Financial and Accounting Officer)
 B. Lee McGee

                                                       Director                              May __, 1999
 -------------------------------
 Donald V. Berlanti

 /s/ R. William Pollock                                Director                              May  6, 1999
 -------------------------------
 R. William Pollock

 /s/ J. Phillip Samper                                 Director                              May 20, 1999
 -------------------------------
 J. Phillip Samper

 /s/  Nancy A. Cole                                    Director                              May  7, 1999
 -------------------------------
 Nancy A. Cole

                                                       Director                              May __, 1999
 -------------------------------
 James H. McGuire

 /s/  Rick Inatome                                     Director                              May 20, 1999
 -------------------------------
 Rick Inatome

                                  EXHIBIT INDEX

Sequentially Numbered Page

  Exhibit No.                Description
  -----------                -----------

          3.1   Articles of Amendment and Restatement*

          3.2   Amended and Restated By-Laws dated September 27, 1996**

          4.1   Specimen Stock Certificate*

          4.2 Stock Exchange Agreement dated as of December 31, 1998, by and among Sylvan and Berman, Peverley & Associates, P.A., Judy Berman and Lynne Peverley

          4.3 Agreement and Plan of Reorganization, dated March , 1999, by and among Sylvan and Abel Educators, Inc. and Audrey Nash Abel.

          4.4 Agreement and Plan of Reorganization, dated March , 1999, by and among Sylvan and Fox Educational Service, Inc. and Marcia F. Cason.

          4.5 Agreement and Plan of Reorganization, dated May 12, 1999, by and among Sylvan and Alabama Education Systems, Inc. and George A. Perkins and Eddie W. McLain

          4.6 Agreement and Plan of Reorganization, dated May 12, 1999, by and among Sylvan and Emerald Coast Corporation and Southeast Learning Systems

          5.1   Opinion of Piper & Marbury L.L.P.

          23.1  Consent of Ernst & Young LLP

          23.2  Consent of Deloitte & Touche LLP

          23.3  Consent of Deloitte & Touche

          23.4  Consent of Smith, Lange & Phillips, LLP

          23.5  Consent of Piper & Marbury L.L.P. (contained in Exhibit 5.1)

          24.1  Powers of Attorney (included on signature page)

-------------------
* Incorporated by reference from the Registrant's Registration Statement on Form S-1 (No. 33-69558)
** Incorporated by reference from Sylvan's Annual Report on Form 10-K for the Year ended December 31, 1996.